Exhibit 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Sue Atkinson, 615-320-7532
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com
PINNACLE FINANCIAL APPLIES FOR FUNDS UNDER U.S. TREASURY
CAPITAL PURCHASE PROGRAM
     NASHVILLE, Tenn., Nov. 18, 2008 — Pinnacle Financial Partners Inc. (Nasdaq/NGS: PNFP) today reported that it has applied for the sale of up to $95 million of preferred stock and related warrants to the U.S. Treasury under the Capital Purchase Program of the Emergency Economic Stabilization Act of 2008 (the “CPP”).
     “We are supportive of the Treasury’s efforts to stabilize the credit markets and restore confidence in our financial systems,” said M. Terry Turner, president and chief executive officer. “Since inception, our strong capital position has allowed us to meet the lending needs of our growing client base. Although participating in the CPP will strengthen our capital position, we do not believe that participation in the CPP is necessary for us to maintain our well-capitalized status. For us, the additional capital will not only strengthen our lending capacity so that we can do even more to encourage growth and investment for the communities in which we do business but also provide us the opportunity to seize other potential strategic options.”
     Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets. The firm also has a well-established expertise in commercial real estate.
     The firm began operations in a single downtown Nashville location in October 2000 and has since grown to $4.34 billion in assets. In 2007, Pinnacle launched an expansion into Knoxville, another high growth MSA. The addition of Mid-America has made Pinnacle the second-largest bank holding company headquartered in Tennessee, with 31 offices in eight Middle Tennessee counties and two in Knoxville.
     Additional information concerning Pinnacle can be accessed at www.pnfp.com.
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Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, (v) rapid fluctuations or unanticipated changes in interest rates, and (vi) changes in state and Federal legislation or regulations applicable to Banks and other financial services providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy. In addition, Pinnacle cannot assure investors that its application for participation in the CPP will ultimately be approved by the U.S. Treasury. Many of such factors are beyond Pinnacle’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.